UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2016

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2016, Emerge Energy Services LP (the “Partnership”), Emerge Energy GP, LLC, (the “General Partner”) and Emerge Energy Services Operating, LLC (“Operating,” and together with the Partnership and the General Partner, the “Partnership Parties”), entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Partnership Parties and J.P. Morgan Securities LLC and Piper Jaffray & Co., as the representatives of the underwriters named therein (the “Underwriters”) providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriters, of 3,400,000 common units (the “Firm Units”) representing limited partner interests (the “Common Units”) in the Partnership, at a price to the public of $10.00 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted to the Underwriters the option for a period of 30 days to purchase up to an additional 510,000 Common Units on the same terms.

The material terms of the Offering are described in the prospectus, dated November 17, 2016 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on November 21, 2016 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Act”). The Offering was registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-214237), initially filed by the Partnership on October 25, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on November 23, 2016. The Partnership received proceeds (net of underwriting discounts but before offering expenses) from the Offering of approximately $32.3 million. As described in the Prospectus, the Partnership will use the net proceeds from the sale of the Firm Units to repay outstanding borrowings under its amended and restated revolving credit and security agreement, dated as of June 27, 2014 (as amended, the “revolving credit facility”). Amounts repaid under the revolving credit facility may be reborrowed from time to time, subject to the terms of the revolving credit facility.

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriters or certain of its affiliates have performed commercial banking, investment banking and advisory services for the Partnership Parties and their respective affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters or its affiliates may, from time to time, engage in transactions with and perform services for the Partnership Parties and their respective affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement, dated November 17, 2016, among Emerge Energy Services LP, Emerge Energy Services GP LLC, Emerge Energy Services Operating LLC and the Underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: November 23, 2016	By:	/s/ Deborah Deibert
		Name:	Deborah Deibert
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated November 17, 2016, among Emerge Energy Services LP, Emerge Energy Services GP LLC, Emerge Energy Services Operating LLC and the Underwriters named therein.